Exhibit 99.1

Contacts:

ACADIA Pharmaceuticals Inc.

Thomas H. Aasen, Vice President and Chief Financial Officer

(858) 558-2871

ACADIA PHARMACEUTICALS REPORTS

THIRD QUARTER 2009 FINANCIAL RESULTS

SAN DIEGO, CA November 9, 2009 – ACADIA Pharmaceuticals Inc. (Nasdaq: ACAD), a biopharmaceutical company utilizing innovative technology to fuel drug discovery and clinical development of novel treatments for central nervous system disorders, today reported its unaudited financial results for the third quarter ended September 30, 2009.

ACADIA reported a net loss of $8.7 million, or $0.23 per common share, for the third quarter of 2009 compared to a net loss of $15.6 million, or $0.42 per common share, for the third quarter of 2008. For the nine months ended September 30, 2009, ACADIA reported a net loss of $36.5 million, or $0.98 per common share, compared to a net loss of $50.3 million, or $1.36 per common share, for the comparable period of 2008.

At September 30, 2009, ACADIA’s cash, cash equivalents, and investment securities totaled $54.9 million compared to $60.1 million at December 31, 2008.

“The cost saving measures that we recently have undertaken extended our cash runway through 2011 and have positioned ACADIA to continue to pursue its portfolio of product candidates that provide multiple clinical and commercial opportunities,” said Uli Hacksell, Ph.D., Chief Executive Officer of ACADIA. “While we were disappointed with the results of the first Phase III trial in Parkinson’s disease psychosis announced during the third quarter, we remain enthusiastic about the broad development strategy we are pursuing together with Biovail, which provides the opportunity to fully explore the clinical and commercial potential of pimavanserin over three different neurological and psychiatric indications with large unmet medical needs.”

Revenues increased to $2.4 million for the third quarter of 2009 from $282,000 for the third quarter of 2008. This increase was primarily due to $1.9 million in revenues recognized under ACADIA’s collaboration with Biovail, which commenced in May 2009, as well as increased revenues from other agreements.

Research and development expenses decreased to $9.2 million for the third quarter of 2009, including $280,000 in stock-based compensation, from $13.4 million for the third quarter of 2008, including $346,000 in stock-based compensation. The decrease in research and development expenses was primarily due to $3.6 million in decreased personnel and other costs associated with ACADIA’s research and development organization following a restructuring in August 2008, and lower external service costs. External service costs totaled $6.1 million for the third quarter of 2009, compared to $6.6 million for the third quarter of 2008, and were primarily comprised of development costs for pimavanserin.

General and administrative expenses decreased to $2.0 million for the third quarter of 2009, including $331,000 in stock-based compensation, from $3.0 million for the third quarter of 2008, including $446,000 in stock-based compensation. The decrease in general and administrative expenses was primarily due to $813,000 in decreased personnel costs, and lower external service costs.

In October 2009, ACADIA implemented a restructuring to further streamline its operations, reduce its internal operating expenses, and extend its cash runway. Following these cost saving measures, ACADIA currently anticipates that its cash, cash equivalents and investment securities will be in the range of $43 to $45 million at December 31, 2009, and that the Company’s existing cash resources and anticipated payments from its collaborations will be sufficient to fund its operations through the end of 2011.

Conference Call and Webcast Information

ACADIA management will review its third quarter results and development programs via conference call and webcast today at 5:00 p.m. Eastern Time. The conference call may be accessed by dialing 866-510-0707 for participants in the U.S. or Canada and 617-597-5376 for international callers (reference passcode 92783090). A telephone replay of the conference call may be accessed through November 23, 2009 by dialing 888-286-8010 for callers in the U.S. or Canada and 617-801-6888 for international callers (reference passcode 21130876). The conference call also will be webcast live on ACADIA’s website, www.acadia-pharm.com, under the investors section and will be archived there until November 23, 2009.

About ACADIA Pharmaceuticals

ACADIA is a biopharmaceutical company utilizing innovative technology to fuel drug discovery and clinical development of novel treatments for central nervous system disorders. ACADIA’s product candidates include pimavanserin in Phase III development for Parkinson’s disease psychosis in collaboration with Biovail, a product candidate in Phase II for chronic pain and a product candidate in Phase I for glaucoma, both in collaboration with Allergan, and AM-831 in IND-track development in collaboration with Meiji Seika Kaisha. All of the product candidates in ACADIA’s pipeline emanate from discoveries made using its proprietary drug discovery platform. ACADIA maintains a website at www.acadia-pharm.com to which ACADIA regularly posts copies of its press releases as well as additional information and through which interested parties can subscribe to receive email alerts.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements. These statements include but are not limited to statements related to the progress and timing of ACADIA’s drug discovery and development programs either alone or with a partner, including clinical trials and the results therefrom, and the benefits to be derived from ACADIA’s product candidates, in each case including pimavanserin, potential payments under its collaboration agreements, its future cash position and the length of its cash runway. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the risks and uncertainties inherent in drug discovery, development and commercialization, and collaborations with others, and the fact that past results of clinical trials may not be indicative of further trial results. For a discussion of these and other factors, please refer to ACADIA’s annual report on Form 10-K for the year ended December 31, 2008 as well as other subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and ACADIA undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

ACADIA PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Collaborative revenues	$2,435	$282	$4,630	$1,265

Operating expenses
Research and development (includes stock-based compensation of $280, $346, $784 and $1,141, respectively)	9,215	13,397	33,749	44,604
General and administrative (includes stock-based compensation of $331, $446, $1,018 and $1,298, respectively)	1,994	2,974	7,643	9,428

Total operating expenses	11,209	16,371	41,392	54,032

Loss from operations	(8,774)	(16,089)	(36,762)	(52,767)
Interest income (expense), net	46	475	306	2,486

Net loss	$(8,728)	$(15,614)	$(36,456)	$(50,281)

Net loss per common share, basic and diluted	$(0.23)	$(0.42)	$(0.98)	$(1.36)

Weighted average common shares outstanding, basic and diluted	37,383	37,137	37,262	37,098

ACADIA PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(Unaudited)

	September 30, 2009	December 31, 2008(1)
Assets
Cash, cash equivalents, and investment securities	$54,909	$60,083
Prepaid expenses, receivables and other current assets	1,895	2,299

Total current assets	56,804	62,382
Property and equipment, net	1,498	2,103
Other assets	173	192

Total assets	$58,475	$64,677

Liabilities and Stockholders’ Equity
Current liabilities	15,248	11,051
Long-term liabilities	24,260	634
Stockholders’ equity	18,967	52,992

Total liabilities and stockholders’ equity	$58,475	$64,677

(1)	The condensed consolidated balance sheet at December 31, 2008 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.